Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin S. Wilson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10 K/A (Amendment No. 1) of Heska Corporation for the year ended December 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such annual report fairly presents in all material respects the financial condition and results of operations of Heska Corporation, to the best of my knowledge.

Dated: March 19, 2018	By:	/s/ Kevin S. Wilson
	Name:	KEVIN S. WILSON
	Title:	Chief Executive Officer and President

I, Catherine Grassman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K/A (Amendment No. 1) of Heska Corporation for the year ended December 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such annual report fairly presents in all material respects the financial condition and results of operations of Heska Corporation, to the best of my knowledge.

Dated: March 19, 2018	By:	/s/ Catherine Grassman
	Name:	CATHERINE GRASSMAN
	Title:	Vice President, Chief Accounting Officer and Controller

A signed original of this written statement required by Section 906 has been provided to Heska Corporation and will be retained by Heska Corporation and furnished to the Securities and Exchange Commission or its staff upon request.